[LOGO OF AMERICAN EXPRESS COMPANY]

                                      1999
                                  FIRST QUARTER
                               EARNINGS SUPPLEMENT


The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company's (the "Company" or "AXP") First Quarter 1999 Earnings Release.

--------------------------------------------------------------------------------
This summary contains certain forward-looking statements, each indicated by an asterisk (*), which are subject to risks and uncertainties and speak only as of the date on which they are made. Important factors that could cause actual results to differ materially from these forward-looking statements, including the Company's financial and other goals, are set forth on pages 32-34 of the Company's 1998 10-K Annual Report on file with the Securities and Exchange Commission.
--------------------------------------------------------------------------------

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                               FIRST QUARTER 1999
                               ------------------
                                   HIGHLIGHTS
                                   ----------

o 1Q `99 diluted EPS growth of 14%, excluding last year's significant items, the net revenue increase of 12% (10% on a gross revenue basis), and ROE of 25% met or exceeded our financial targets.

     - Last year's results exclude the $213MM ($138MM after-tax) provision for credit losses related to exposures in the Asia/Pacific region, principally in Indonesia, the gain of $46MM ($39MM after-tax) from a Lehman Brothers preferred stock dividend based on its earnings and the $60MM ($39MM after-tax) gain from sales of First Data Corporation
          (FDC) common shares.

          --   Including these three items diluted EPS rose by 29%.

o Solid performance was recorded in a number of key areas. Compared with the first quarter of 1998:

     - Worldwide billed business rose 8% despite the loss of $3.5B of annual charge volume associated with the U.S. government account, which was cancelled effective 11/30/98, continued weakness in certain international economies and general tightening by corporations of T&E expenditures;

     -    Worldwide lending balances of $18.3B were up 19%;

     -    Cards in force outside the U.S. grew 9%; and

     -    AEFA assets owned, managed and administered of $219B were 12% higher.

o    A number of new products and services were offered and agreements reached.

     -    Several card products were announced or introduced:

          --   The Corporate Purchasing Card in Puerto Rico;

          -- The American Express-BankBoston Personal, Gold and Credit Cards in Argentina;

          --   A co-branded credit card with Suncorp Metway in Australia;

          -- The Yucho Saison American Express Card, which Credit Saison is co-branding with the Ministry of Posts and Telecommunications, in Japan; and

          -- An affinity card with the World Wide Fund for Nature, the first of 25 signed affinity card agreements in Australia.

     -    We acquired the non-attest assets of two prominent Boston CPA firms.

     -    AEFA launched a new business in Japan.

     - Small Business Services completed its acquisition of Rockford Industries, which finances and leases equipment.

     - A marketing alliance was formed with IBM to provide small business customers automatic discounts of up to 10% on a broad range of IBM products.

     - We acquired Golden Bear Travel Agency, a leading cruise oriented agency.

     - AEFA announced a strategic relationship with Goldman Sachs that will include offering its mutual funds through our advisors.

     - We signed agreements with three business-to-business e-commerce sites, MarketSite.net, Ariba, and Concur, to accept AXP Purchasing Cards.

     - AEFA began to roll out to participants a 401(K) web site that provides online access to view account information and perform transactions.

o Further progress was made in the first quarter in broadening relationships with existing AXP customers:

     -    Spending and lending balances per cardmember increased;

     -    Approximately 30% of new AEFA clients were from the cardmember base;
          and

     - AEFA manufactured certificates sold by AEB to its international clients continued to grow well.

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                           FIRST QUARTER 1999 OVERVIEW
                           ---------------------------
                                  CONSOLIDATED
                                  ------------

(millions, except per share amounts)                                     Quarter Ended             Percentage
                                                                           March 31,               Inc/(Dec)
                                                                    ----------------------         ----------
                                                                     1999           1998
                                                                     ----           ----
Consolidated revenues:
----------------------
      Gross                                                         $ 4,971        $ 4,521              10%
                                                                    =======        =======
      Net                                                           $ 4,511        $ 4,034              12%
                                                                    =======        =======

Net income:
-----------

       Before Significant Items                                     $   575        $   520              11%

       AEB provision for Asian credit losses                           --             (138)           --

       FDC gain                                                        --               39            --

       Lehman earnings dividend                                        --               39            --
                                                                    -------        -------

       Consolidated                                                 $   575        $   460              25%
                                                                    =======        =======


EPS:
----
       Basic   - Before Significant Items                           $  1.28        $  1.13              13%
                                                                    =======        =======
               - Consolidated                                       $  1.28        $  1.00              28%
                                                                    =======        =======

       Diluted - Before Significant Items                           $  1.26        $  1.11              14%
                                                                    =======        =======
               - Consolidated                                       $  1.26        $  0.98              29%
                                                                    =======        =======

o CONSOLIDATED REVENUES: Growth reflects the benefits of strong card spending, larger loan balances, higher managed assets, greater insurance premiums and acquisitions.

o CONSOLIDATED EXPENSES: Increased due to higher human resource and operating expenses, reflecting acquisitions which increased revenues and expenses but did not have a material impact on earnings.

     - In 1Q `99, due to a change in accounting rules, the Company was required to capitalize software costs (net of amortization) of $59MM, principally in TRS and AEFA, which would have been expensed under our previous policy. This reduction in cost was offset by higher investment spending and therefore had no effect on net income.

o SHARE REPURCHASES: 99.6MM shares have been acquired since the inception of repurchase programs in September, 1994.

                                                                       Millions of Shares
                                                               -----------------------------------
 -    Average shares:                                          1Q `99        4Q `98         1Q `98
      ---------------                                          -----         -----          ------
      Basic                                                    447.7         448.7          460.7
                                                               =====         =====          =====
      Diluted                                                  456.2         456.0          469.5
                                                               =====         =====          =====

 -   Actual shares:
     --------------

      Shares outstanding - beginning of period                 450.5         452.3          466.4
      Repurchase of common shares                               (2.6)         (2.5)          (5.5)
      Rockford acquisition                                       0.5          --             --
      Employee benefit plans, compensation
        and other                                                1.6           0.7            1.0
                                                               -----         -----          -----
      Shares outstanding - end of period                       450.0         450.5          461.9
                                                               =====         =====          =====


                               CORPORATE AND OTHER
                               -------------------

o    The 1Q `99 net expense was $43MM compared with $42MM of net income in 1Q
     `98.

     - 1Q `99 includes a $46MM ($39MM after-tax) Lehman Brothers preferred dividend based on its earnings which was offset by costs associated with Y2K related expenditures and various business building initiatives.

     - 1Q `98 also includes a $46MM ($39MM after-tax) Lehman Brothers preferred dividend and a $60MM ($39MM after-tax) gain on the sales of FDC common shares. Excluding these items, Corporate and Other had a net operating expense of $36MM in 1Q `98.

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                           FIRST QUARTER 1999 OVERVIEW
                           ---------------------------
                             TRAVEL RELATED SERVICES
                             -----------------------

(preliminary)
                               STATEMENT OF INCOME
                               -------------------
                        (UNAUDITED, MANAGED ASSET BASIS)

                                                             Quarter Ended                      Percentage
(millions)                                                     March 31,                        Inc/(Dec)
                                                       --------------------------              -----------
                                                        1999                1998
                                                        ----                ----
Net revenues:
     Discount revenue                                  $1,514              $1,429                   6%
     Net card fees                                        403                 398                   1
     Travel commissions and fees                          426                 351                  22
     Other revenues                                       639                 511                  25
     Lending:
          Finance charge revenue                          652                 584                  12
          Interest expense                                200                 194                   3
                                                       ------              ------
               Net finance charge revenue                 452                 390                  16
                                                       ------              ------
          Total net revenues                            3,434               3,079                  12
                                                       ------              ------
Expenses:
     Marketing and promotion                              270                 244                  11
     Provision for losses and claims:
          Charge card                                     233                 273                 (15)
          Lending                                         282                 248                  14
          Other                                            14                  13                   7
                                                       ------              ------
               Total                                      529                 534                  (1)
                                                       ------              ------
     Charge card interest expense                         241                 248                  (2)
     Human resources                                      912                 787                  16
     Other operating expenses                             928                 784                  18
                                                       ------              ------
          Total expenses                                2,880               2,597                  11
                                                       ------              ------
Pretax income                                             554                 482                  15
Income tax provision                                      191                 167                  15
                                                       ------              ------
Net income                                             $  363              $  315                  15
                                                       ======              ======


o Revenues benefited from higher worldwide billed business, growth in cardmember loans outstanding and travel, Tax and Business Services (TBS) and ATM acquisitions.

o The higher expenses reflect increased human resource and operating costs, primarily due to acquisitions, and larger marketing and promotion expenditures. Overall expense growth was mitigated by slightly lower provisions for credit losses and interest costs.

o    The pre-tax margin was 16.1% versus 15.7% last year.

o    The effective tax rate was 35% in 1Q `99 and 1Q `98 compared with 33% in 4Q
     `98.

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                           FIRST QUARTER 1999 OVERVIEW
                           ---------------------------
                        TRAVEL RELATED SERVICES (Cont'd)
                        --------------------------------

o DISCOUNT REVENUE: Higher billed business and a slightly lower discount rate resulted in a 6% increase in discount revenue.

     - The average discount rate of 2.73% in 1Q `99 was down 1BP versus 1Q `98 but up 1BP from 4Q `98.

          -- Merchant pressure on discount rates is always present, but we believe the AXP value proposition is strong. However, changes in the mix of business (e.g., growing acceptance at supermarkets, discounters and colleges), the continued shift to electronic data capture, volume related pricing discounts, and selective repricing initiatives will probably result in some rate erosion over time.*

                                                                    Quarter Ended                 Percentage
                                                                      March 31,                    Inc/(Dec)
                                                             ----------------------------         ----------
                                                               1999                1998
                                                               ----                ----
Card billed business (billions):
     United States                                           $   41.6            $   38.5              8%
     Outside the United States                                   15.2                14.1              7
                                                             --------            --------
     Total                                                   $   56.8            $   52.6              8
                                                             ========            ========

Cards in force (millions):
     United States                                               27.9                29.5             (5)%
     Outside the United States                                   15.0                13.8              9
                                                             --------            --------
     Total                                                       42.9                43.3             (1)
                                                             ========            ========

Basic cards in force (millions):
     United States                                               21.8                23.3             (6)%
     Outside the United States                                   11.5                10.6              8
                                                             --------            --------
     Total                                                       33.3                33.9             (2)
                                                             ========            ========

Spending per basic card in force (dollars) (a):
     United States                                           $  1,915            $  1,653             16%
     Outside the United States                               $  1,472            $  1,468            --
     Total                                                   $  1,781            $  1,600             11

     (a)  Proprietary card activity only.

     - BILLED BUSINESS: Higher spending per basic cardmember worldwide (due in part to increased merchant coverage and the benefits of rewards programs) more than offset the effect of the loss of $3.5B of annual charge volume associated with the U.S. government account, cancelled effective 11/30/98, and resulted in an 8% increase in billed business.

          -- U.S. spending per basic card in force increased 16% reflecting strong growth in the consumer and small business areas and significantly higher corporate spending, principally due to the U.S. government account cancellation. Overall, corporate spending continued to be somewhat tempered by tighter policies regarding T&E expenditures.

          -- U.S. billed business grew 11% excluding the U.S. government account.

          --   Excluding foreign exchange translation:

               - Total billed business outside the U.S. rose approximately 7% on strong double digit growth in Canada, high single digit improvement in the Asia/Pacific region, and a decline in Latin America. As in the U.S., European growth was negatively impacted by tighter corporate policies regarding T&E expenditures.

               - Spending per proprietary basic card in force outside the U.S. was flat reflecting recent card launches and economic weakness in a number of markets.

          --   Network partnership volumes sustained their strong growth trend.

          -- The retail category continues to contribute strongly to worldwide business growth.

          -- The average airline charge was flat; transaction volume decreased modestly.

     - CARDS IN FORCE expansion outside the U.S. was strong at 9%, as proprietary card increases continued and a substantial number of new network cards were added over the past year. The decline in the U.S. reflects:

          -- The cancellation of 1.6MM U.S. government cards, effective 11/30/98. Excluding this, U.S. cards in force and basic cards in force were flat;

          -- The cancellation during 1997 and 1998 of certain poorly performing credit card accounts in conjunction with profitability reviews; and

          -- Reduced U.S. consumer card acquisition activities in 1998 due to our shift in strategy to expand existing relationships.

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                           FIRST QUARTER 1999 OVERVIEW
                           ---------------------------
                        TRAVEL RELATED SERVICES (Cont'd)
                        --------------------------------


o NET CARD FEES: Were flat versus last year as growth in small business offset a decline in U.S. consumer charge cards in force. The average fee per card in force was $40 in 1Q `99 versus $38 in 1Q and 4Q '98, mostly due to the cancellation of the U.S. government cards.

o TRAVEL COMMISSIONS AND FEES: Were up 22% on 25% growth in travel sales driven by recent acquisitions. The declining revenue earned per dollar of sales (8.0% in 1Q `99 versus 8.2% in 1Q `98) reflects continued efforts by airlines to reduce distribution costs and by corporate clients to contain travel and entertainment expenses.

o OTHER REVENUES: Increased 25% principally reflecting higher lending assessments and fees and the TBS and ATM acquisitions.

o NET FINANCE CHARGE REVENUE: Rose 16% on 19% growth in worldwide lending balances and lower net interest yields.

     - The yield on the U.S. portfolio declined to 9.4% in 1Q `99 versus 9.6% in 1Q `98 and 9.5% in 4Q `98 as a higher proportion of the portfolio was on introductory-rates.

     - The variance in the gross revenue and interest expense growth rates of 12% and 3%, respectively, reflects the relative effect of three 25BP interest rate cuts subsequent to 1Q `98.

o MARKETING AND PROMOTION EXPENSES: Increased 11% on greater acquisition activity levels both domestically and outside the U.S.

o CHARGE CARD INTEREST EXPENSE: Declined 2% as higher billed business volumes versus last year were more than offset by a lower worldwide cost of funds.

o HUMAN RESOURCE EXPENSES: Increased 16% versus last year as a result of a higher average number of employees, merit increases and greater contract programmer costs for technology related projects.

     - The employee count at 3/99 of 70,700 was up approximately 9,600 versus last year and 1,000 versus 4Q `98 primarily due to the effect of travel and TBS acquisitions, and increased business volumes.

o OTHER OPERATING EXPENSES: Higher costs related to business growth, cardmember loyalty programs, acquisitions, professional fees for the outsourcing of certain collection activities and consultant fees were partially offset by the benefits of ongoing cost containment efforts.

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                           FIRST QUARTER 1999 OVERVIEW
                           ---------------------------
                        TRAVEL RELATED SERVICES (Cont'd)
                        --------------------------------

o    CREDIT QUALITY:
     --------------

     - Charge card credit quality was stable; lending credit indicators improved in the quarter.

     - The provision for losses for charge card products was 15% below last year as a lower provision rate, reflecting the continuation of historically good credit indicators, more than offset higher volumes.

     - The lending provision for losses rose 14% versus 1Q `98 on 19% growth in outstanding loans and improved credit quality.

     - Reserve coverage ratios at more than 100% of past due balances, were strong both absolutely and compared with key industry competitors.

     -    WORLDWIDE CHARGE CARD:

          -- Write-off rates improved versus 1Q `98 and were stable versus 4Q `98. Past due rates were down from last year but up versus 4Q `98 reflecting the normal decline in receivable balances from the seasonally high 4Q level created by holiday spending.

                                                              3/99     12/98      3/98
                                                             -----     -----      ----
             Loss ratio, net of recoveries                   0.43%     0.42%      0.47%
             90 days past due as a % of receivables           3.0%      2.7%       3.4%

          -- Reserve coverage of past due accounts remained strong despite a decline in the reserve balance.

                                                              3/99     12/98      3/98
                                                             -----     -----      ----
             Reserves (MM)                                   $876      $897       $967
             % of receivables                                 3.7%      3.7%       4.4%
             % of past due accounts                           126%      138%       131%

     -    U.S. LENDING:

          --   The write-off and past due rates improved.

                                                              3/99     12/98      3/98
                                                             -----     -----      ----
             Write-off rate, net of recoveries                5.9%     6.2%        6.3%
             30 days past due as a % of loans                 3.1%     3.1%        3.6%

          --   Cardmember lending reserves were up versus both 1Q `98 and 4Q
               `98; coverage of past due accounts increased somewhat.

                                                              3/99     12/98      3/98
                                                             -----     -----      ----
             Reserves (MM)                                   $623      $619       $591
             % of total loans                                 3.7%      3.7%       4.2%
             % of past due accounts                           121%      120%       117%

                                                                   7
                            AMERICAN EXPRESS COMPANY
                            ------------------------
                           FIRST QUARTER 1999 OVERVIEW
                           ---------------------------
                       AMERICAN EXPRESS FINANCIAL ADVISORS
                       -----------------------------------

(preliminary)                     STATEMENT OF INCOME
                                  -------------------
                                     (UNAUDITED)
(millions)

                                                           Quarter Ended               Percentage
                                                              March 31,                  Inc/(Dec)
                                                    ---------------------------         ----------
                                                     1999                 1998
                                                     ----                 ----
Revenues:
     Investment income                              $  595               $  613             (3)%
     Management and distribution fees                  522                  418             25
     Other revenues                                    228                  190             20
                                                    ------               ------
          Total revenues                             1,345                1,221             10
     Provision for losses and benefits:
          Annuities                                    270                  297             (9)
          Insurance                                    126                  117              7
          Investment certificates                       64                   73            (13)
                                                    ------               ------
               Total                                   460                  487             (6)
                                                    ------               ------
          Total net revenues                           885                  734             21
                                                    ------               ------
Expenses:
     Human resources                                   416                  351             19
     Other operating expenses                          157                  112             41
                                                    ------               ------
          Total expenses                               573                  463             24
                                                    ------               ------
Pretax income                                          312                  271             15
Income tax provision                                    98                   85             15
                                                    ------               ------
Net income                                          $  214               $  186             15
                                                    ======               ======


o    Net revenue growth of 21% resulted from:

     -    Increased management fees from larger managed asset levels;

     - Greater distribution fees from mutual fund sales, asset levels and the acquisition of Securities America;

     - Higher Other Revenues related to insurance premiums and financial planning fees; and

     -    Improved spreads on annuity, insurance and certificate products.

o Margins declined due to the effect of investment spending on items such as the development of the future advisor platform infrastructure, the evolution of our online transaction and third party distribution capabilities, and expansion in Japan.

o    The effective tax rate was 31%, even with last quarter and last year.

o    ASSETS OWNED, MANAGED AND ADMINISTERED:

                                                                                               Percentage
     (billions)                                                       March 31,                 Inc/(Dec)
                                                                --------------------           ----------
                                                                  1999         1998
                                                                  ----         ----
     Assets owned (excluding separate accounts)                  $37.4         $37.0              1%
     Separate account assets                                      28.2          26.0              9
     Assets managed                                              138.1         122.5             13
     Assets administered                                          15.7           9.9             58
                                                                ------        ------
                    Total                                       $219.4        $195.4             12
                                                                ======        ======

o    INVESTMENT INCOME:

     - Gross investment income declined 3% on a lower average yield on invested assets and a reduced impact from the value of options hedging outstanding stock market certificates.

     -    Average invested assets of $31.0B were up 1% versus $30.7B in 1Q `98.

     -    The average yield was 7.6% versus 7.8% in 1Q `98.

     - Insurance, annuity and certificate spreads were up versus last year and flat versus last quarter.

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                           FIRST QUARTER 1999 OVERVIEW
                           ---------------------------
                  AMERICAN EXPRESS FINANCIAL ADVISORS (CONT'D)
                  --------------------------------------------

o    ASSET QUALITY remains strong.

     - Non-performing assets relative to invested assets were only 0.1% and were 221% covered by reserves.

     - The SFAS 115 related mark-to-market appreciation on the portfolio (reported in assets pre-tax) was $178MM at 3/99 versus $510MM at 3/98 and $382MM at 12/98.

     - Unrealized appreciation on securities held to maturity was $448MM compared with $641MM at 3/98 and $750MM at 12/98.

o MANAGEMENT AND DISTRIBUTION FEES: The increase of 25% was due to higher average assets under management, distribution fees from greater mutual fund sales and asset levels, service fees received from Securities America planners and higher brokerage fees from substantially increased retail trading activities.

     -  ASSETS MANAGED:

                                                                         Percentage
       (billions)                                       March 31,         Inc/(Dec)
                                                   -------------------   ----------
                                                    1999         1998
                                                   ------       ------
Assets managed for individuals                     $ 91.2       $ 80.2       14%
Assets managed for institutions                      46.9         42.3       11
Separate account assets                              28.2         26.0        9
                                                   ------       ------       --
               Total                               $166.3       $148.5       12
                                                   ======       ======       ==

          -- The growth in managed assets since 1Q `98 resulted from $9.7B of market appreciation and $8.1B of net new money.

               - During 1Q `99, market appreciation was $3.8B and $1.4B of net new managed assets were added.

o    PRODUCT SALES:

     -    Total advisor cash sales from all products were strong, up 18% over 1Q
          `98.

     - Mutual fund sales increased 18%, with high double digit growth in bond and money market fund sales, and high single digit growth in equity funds. All load categories (front-, rear- and no-load) showed double digit improvement.

          -- Redemption rates continued to be approximately 50% of the industry level.

               - Annuity sales were down 11%, as variable annuity sales fell modestly and fixed annuity sales continued to be depressed by low interest rates; sales of insurance products increased 11%.

               - Certificate sales increased 44% from last year reflecting the rapid growth of certificates sold to clients outside the U.S. through a joint venture between AEFA and AEB.

               - Product sales generated through plans were 67% of total sales in 1Q `99, versus 65% last year.

o OTHER REVENUES: Were up 20% as a result of higher life insurance premiums and financial planning fees.

     -    Financial Planning fees of $21.3MM rose 21% versus 1Q `98.

o PROVISIONS FOR LOSSES AND BENEFITS: Lower annuity product provisions resulted from both a smaller fixed annuity inforce level and a reduced accrual rate. Insurance provisions increased reflecting a larger inforce level and higher claims in the life insurance business lines. Certificate provisions decreased from a lower accrual rate and a reduced impact versus last year from appreciation in the S&P 500, which more than offset a higher inforce level.

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                           FIRST QUARTER 1999 OVERVIEW
                           ---------------------------
                  AMERICAN EXPRESS FINANCIAL ADVISORS (Cont'd)
                  --------------------------------------------



o HUMAN RESOURCES: Expenses were up 19% because of larger field force compensation-related expenses due to growth in sales and asset levels, as well as higher home office expenses reflecting the Securities America acquisition, growth in the client services organization and increased contract programmer costs for technology-related initiatives.

     - Beginning in the first quarter of 1999, we have reported contract programmer costs, which AEFA traditionally included in "Other Operating Expenses", in "Human Resources Expense" for consistency with our other business unit reporting. Prior year amounts have been reclassified to reflect this change.


     - BRANDED ADVISOR FORCE: 9,220 at 3/99; +487 advisors, or 6%, versus 3/98, but down 25 advisors versus 12/98, consistent with typical first quarter seasonal trends.

          -- We continue to be optimistic about advisors in the pipeline as applicant activity remained strong.*

          --   The veteran advisor retention rates remain at record levels.

          --   Advisor productivity increased.

          -- The number of clients and accounts per client were up 6% and 2%, respectively, versus 1Q `98. Client retention continued in excess of 95%.


     - TOTAL ADVISOR FORCE: 10,372 at 3/99; +534 advisors, or 5%, versus 3/98, and up 22 advisors versus 12/98.

          -- Securities America advisors increased by 47 in the quarter as concerted recruitment efforts showed benefits.

o OTHER OPERATING EXPENSES: The 41% increase reflects costs related to higher business volumes, the Securities America acquisition, the new advisor platforms, expansion into Japan, the evolution of our online transaction and third party distribution capabilities, and greater rent and equipment support costs for new advisors.

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                           FIRST QUARTER 1999 OVERVIEW
                           ---------------------------
                     AMERICAN EXPRESS BANK/TRAVELERS CHEQUE
                     --------------------------------------

(preliminary)                  STATEMENT OF INCOME
                                   (unaudited)

(millions)                                             Quarter Ended     Percentage
                                                         March 31,       Inc/(Dec)
                                                     ----------------    ----------

                                                     1999       1998
                                                     -----     ------
Net revenues:
     Interest income                                 $ 193     $ 210        (8)%
     Interest expense                                  119       139       (14)
                                                     -----     -----
           Net interest income                          74        71         4

     TC investment income                               79        80        (1)

     Foreign exchange income                            18        48       (62)

     Commissions, fees and other revenues               76        58        31
                                                     -----     -----
          Total net revenues                           247       257        (4)
                                                     -----     -----
Expenses:
     Human resources                                    82        74        11

     Other operating expenses                          136       124        10
     Provision for losses                               17       233       (93)
                                                     -----     -----

          Total expenses                               235       431       (46)
                                                     -----     -----
Pretax income                                           12      (174)      N/A

Income tax benefit                                     (29)      (91)      (69)
                                                     -----     -----

Net income                                           $  41     $ (83)      N/A
                                                     =====     =====


N/A - not applicable.

o Revenues declined 4% as lower foreign exchange income more than offset higher commissions, fees and other revenues. AEB's two individual oriented businesses, Private Banking and Personal Financial Services ("PFS"), both continued to improve in the quarter as assets managed, deposits and loans all grew.

     - Net interest income at AEB was up 4% versus last year as the effects of a lower loan portfolio and higher non-performing loans in Asia were more than offset by a reduction in funding costs.

     - TC investment income decreased slightly due to lower yields on higher average investments.

     - Foreign exchange income declined substantially as more stable currency markets significantly reduced spreads, particularly in the Far East, and client trading volumes declined.

     - Commissions, fees and other revenues increased reflecting higher Private Banking fees and losses last year within Indonesian security positions.

o Human resources expense rose 11% due to growth in PFS business activities and the addition of Private Banking relationship managers. Other operating expenses increased 10% as a result of higher advertising and promotion costs related to PFS activities and the launch of WorldExpress funds.

o The provision for losses decreased due to the $213MM 1Q `98 provision related to exposures in the Asia/Pacific region, principally in Indonesia.

o    AEB remained "well capitalized".

                           3/99        12/98       3/98   Well-Capitalized
                           -----       -----       ----   ----------------
Tier 1                      9.8%        9.8%        9.0%        6.0%
Total                      12.1%       12.6%       12.2%       10.0%
Leverage Ratio              5.4%        5.5%        5.1%        5.0%

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                           FIRST QUARTER 1999 OVERVIEW
                           ---------------------------
                 AMERICAN EXPRESS BANK/TRAVELERS CHEQUE (CONT'D)
                 -----------------------------------------------

o    EXPOSURES

     - AEB's loans outstanding declined to $5.3B at 3/99 versus $5.6B at 12/98 and $6.0B at 3/98. The reduction since 3/98 resulted from a $1.0B decrease in corporate and correspondent bank loans and a $320MM increase in consumer and private banking loans, largely in the Asia/Pacific region. Since 12/98, corporate and correspondent bank loans were $360MM lower and consumer and private banking loans were up $40MM despite the sale of approximately $30MM of Hong Kong consumer loans during the quarter.

     - In addition to the loan portfolio, there are other banking activities, such as forward contracts, various contingencies and market placements, which added approximately $7.6B to the credit exposures at 3/99 and 12/98 compared with $7.4B at 3/98.

                                                                          3/31/99
                                                 --------------------------------------------------------------
                                                                            Net
                                                                         Guarantees                                12/31/98
                                                              FX and        and                       Total         Total
       Country                                   Loans     Derivatives   Contingents    Other(1)    Exposure(2)   Exposure(2)
       -------                                   -----     -----------   -----------    -----       --------      -----------

Hong Kong                                        $0.8          --            --         $0.1         $ 1.0         $ 1.1
Indonesia                                         0.2          --            --          0.1           0.4           0.4
Singapore                                         0.3          --          $0.1          0.1           0.5           0.6
Korea                                             0.1          --           0.1          0.2           0.4           0.3
Taiwan                                            0.3          --           0.1          0.1           0.6           0.5
China                                              --          --            --           --            --            --
Japan                                              --          --            --          0.1           0.1           0.1
Thailand                                           --          --            --           --            --            --
Other                                             0.1          --            --          0.1           0.1           0.1
                                                 ----        ----          ----         ----         -----         -----
  Total Asia/Pacific Region (2)                   1.9        $0.1           0.3          0.8           3.1           3.2
                                                 ----        ----          ----         ----         -----         -----

Chile                                             0.2          --            --          0.1           0.4           0.4
Brazil                                            0.3          --            --          0.1           0.4           0.4
Mexico                                            0.1          --            --           --           0.1           0.1
Peru                                              0.1          --            --           --           0.1           0.1
Argentina                                         0.1          --            --           --           0.1           0.1
Other                                             0.1          --           0.1          0.2           0.4           0.4
                                                 ----        ----          ----         ----         -----         -----
    Total Latin America (2)                       0.9          --           0.2          0.4           1.4           1.4
                                                 ----        ----          ----         ----         -----         -----
India                                             0.3          --            --          0.4           0.8           0.8
Pakistan                                          0.1          --            --          0.1           0.2           0.2
Other                                             0.1          --            --          0.1           0.2           0.2
                                                 ----        ----          ----         ----         -----         -----
    Total Sub Continent (2)                       0.5          --           0.1          0.6           1.2           1.2
                                                 ----        ----          ----         ----         -----         -----

Egypt                                             0.5          --            --          0.2           0.6           0.7
Other                                             0.2          --            --          0.1           0.3           0.3
                                                 ----        ----          ----         ----         -----         -----
    Total Middle East and Africa (2)              0.7          --           0.1          0.2           0.9           1.0

    Total Europe (3)                              1.0         0.1           1.1          2.0           4.3           4.4

    Total North America (2)                       0.2         0.1           0.1          1.5           1.8           1.9
                                                 ----        ----          ----         ----         -----         -----
Total Worldwide (2)                              $5.3        $0.3          $1.8         $5.5         $12.8         $13.2
                                                 ====        ====          ====         ====         =====         =====

(1)  Includes cash, placements and securities.
(2)  Individual items may not add to totals due to rounding.
(3)  Includes $20MM of exposure to Russia at 3/99 and 12/98.

     Note: Includes cross-border and local exposure and does not net local funding or liabilities against any local exposure.

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                           FIRST QUARTER 1999 OVERVIEW
                           ---------------------------
                 AMERICAN EXPRESS BANK/TRAVELERS CHEQUE (CONT'D)
                 -----------------------------------------------


o Total non-performing loans for AEB rose to $209MM from $149MM at 3/98 and $180MM at 12/98. The increase versus last year and last quarter primarily reflects the expected deterioration in Indonesia. No material write-offs were recorded in 1Q `99.

o Other non-performing assets at AEB of $64MM at 3/99, primarily foreign exchange and derivatives contracts, decreased from $102MM at 3/98 and were flat with last quarter. The decline versus last year reflects write-offs related to Indonesia in 4Q `98, as anticipated within the 1Q `98 provision.

o AEB's total reserves at 3/99 were $261MM compared with $359MM at 3/98 and $259MM at 12/98 and are allocated as follows:

     (millions)                                       3/99       12/98     3/98
                                                      ----       -----     -----
Loans                                                 $218       $214       $294
Other Assets, primarily derivatives                     41         43         59
Other Liabilities                                        2          2          6
                                                      ----       ----       ----
     Total                                            $261       $259       $359
                                                      ====       ====       ====


o Management formally reviews the loan portfolio and evaluates credit risk throughout the year. This evaluation takes into consideration the financial condition of the borrowers, fair market value of collateral, status of delinquencies, historical loss experience, industry trends, and the impact of current economic conditions. As of March 31, 1999 management believes the loss reserve is appropriate.